Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrant's portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Gov't. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000's omitted)
BARCLAYS CAPITAL INC.                       05-0346412    1,108,154,742
BANK OF AMERICA SECURITIES LLC              56-2058405      743,782,631
JPMORGAN CHASE & CO.                        13-3224016      683,664,939
DEUTSCHE BANK SECURITIES INC.               13-2730828      650,669,052
CREDIT SUISSE FIRST BOSTON                  13-5659485      523,187,972
MORGAN STANLEY                              13-2665598      471,871,475
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166      396,915,212
MERRILL LYNCH PIERCE FENNER & SMITH INC.    13-5674085      238,438,535
CITIGROUP INC.                              52-1568099      212,212,494
GOLDMAN SACHS & CO.                         13-5108880      190,969,615


                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000's omitted)
BARCLAYS CAPITAL INC.                       05-0346412       51,295,100
BANK OF AMERICA SECURITIES LLC              56-2058405       20,946,527
JPMORGAN CHASE & CO.                        13-3224016       24,516,290
DEUTSCHE BANK SECURITIES INC.               13-2730828        7,741,315
CREDIT SUISSE FIRST BOSTON                  13-5659485        6,987,979
MORGAN STANLEY                              13-2665598       14,798,408
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166       18,897,437
MERRILL LYNCH PIERCE FENNER & SMITH INC.    13-5674085        1,233,362
CITIGROUP INC.                              52-1568099        4,925,902
GOLDMAN SACHS & CO.                         13-5108880          550,234



23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000's omitted) C. Total Purchases: 5,616,618,696 D. Total Sales: 224,266,221

                               SCREEN NUMBER : 12